Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3/A Registration Statement (Amendment No. 1) of our report dated April 30, 1998 included in the Bioject Medical Technologies, Inc. Annual Report on Form 10-K/A for the fiscal year ended March 31, 1998 and to all references to our firm included in this Registration Statement

/s/ Arthur Andersen, LLP


Portland, Oregon
September 11, 1998